Exhibit (j)

                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Scudder U.S. Government Securities Fund's (the "Fund") Class A, Class B and Class C Shares and Institutional Class Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Fund's Class A, Class B, Class C and Institutional Class Shares Statement of Additional Information, and to the incorporation by reference, in Post-Effective Amendment No. 39 to the Fund's Registration Statement (Form N-1A, Nos. 2-57937), of our report, dated December 22, 2004, on the financial statements and financial highlights of Scudder U.S. Government Securities Fund in the Annual Report to the Shareholders for the year ended October 31, 2004.

                                                           /s/ERNST & YOUNG LLP

                                                           ERNST & YOUNG LLP

Boston, Massachusetts
January 26, 2005